                                                                    EXHIBIT 10.4

                                                           Contract No. MA-13779


                       COMMITMENT TO GUARANTEE OBLIGATIONS

                                       by

                          THE UNITED STATES OF AMERICA
                                 under Title XI
                  of the Merchant Marine Act, 1936, as amended

                                   Accepted by

                            K-SEA TRANSPORTATION LLC


                                       and


                                EW HOLDING CORP.,
                                   Shipowners


                            Dated: as of June 7, 2002

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                       COMMITMENT TO GUARANTEE OBLIGATIONS

                                       BY

                          THE UNITED STATES OF AMERICA

                                   Accepted by


                            K-SEA TRANSPORTATION LLC


                                       and


                                EW HOLDING CORP.,
                                   Shipowners

                   (Under Title XI, Merchant Marine Act, 1936,
                        as amended, and in effect on the
                       date of this Guarantee Commitment)


                                   ----------


                                TABLE OF CONTENTS

Doc.
No.      Document
---      --------
1        Commitment to Guarantee Obligations
2        Schedule One - Forms of Opinions of Counsel
3        Appendix I - Form of Bond Purchase Agreement
4        Appendix II - Form of Trust Indenture
5        Schedule A - Schedule of Definitions to Trust Indenture
6        Exhibit 1 - General Provisions Incorporated into the Trust Indenture by Reference
7        Exhibit 2 - Forms of Obligation, Guarantee and Trustee's Authentication Certificate
8        Exhibit 3 - Form of Authorization Agreement
9        Appendix III - Form of Security Agreement
10       Exhibit 1 - General Provisions Incorporated into the Security Agreement by Reference

11       Schedule X - Schedule of Definitions
12       Exhibit 2 - Form of Secretary's Note
13       Exhibit 3 - Form of First Preferred Ship Mortgage and First Preferred Fleet Mortgage
14       Exhibit 4 - Form of Title XI Reserve Fund and Financial Agreement
15       Exhibit 5 - Form of Consent of Shipyard
16       Exhibit 6.1 - Construction Contract
17       Exhibit 6.2 - Construction Contract Assignment
18.      Exhibit 7 - Form of Depository Agreement
19.      Exhibit 8 - Form of Bareboat Charter - EW Holding
20.      Exhibit 9 - Form of Bareboat Charter - K-Sea
21.      Exhibit 10.1 - Form of CIT Consent
22.      Exhibit 10.2 - Form of CIT Delivery Release
23.      Exhibit 11 - Form of Exchange Agreement Assignment (EW Holding Assignment of Exchange Agreement)
24.      Exhibit 12 - Form of IPX Security Assignment
25.      Exhibit 13 - Form of Assignment to Construction Contract (K-Sea Partial Assignment of Construction
          Vessel regarding the EW Vessel)
26.      Exhibit 14 -  Vessel Construction Agreement Amendment

                                                           Contract No. MA-13779

                       COMMITMENT TO GUARANTEE OBLIGATIONS

                                       BY

                          THE UNITED STATES OF AMERICA

                                   ACCEPTED BY

                            K-SEA TRANSPORTATION LLC


                                       AND


                                EW HOLDING CORP.,
                                   SHIPOWNERS

     THIS COMMITMENT TO GUARANTEE OBLIGATIONS, dated June 7, 2002 (the "Guarantee Commitment"), made and entered into by the UNITED STATES OF AMERICA (the "United States"), represented by the SECRETARY OF TRANSPORTATION, acting by and through the MARITIME ADMINISTRATOR (the "Secretary"), and accepted on said date by K-SEA TRANSPORTATION LLC, a Delaware limited liability company ("K-Sea") and EW HOLDING CORP., a New York corporation ("EW Holding" and with K-Sea collectively, "the Shipowners" and each a "Shipowner").

                                    RECITALS:

     A. K-Sea has entered into the Construction Contract dated March 23, 2001 with Bollinger Gretna, LLC, a Louisiana limited liability company (the "Shipyard" or "Builder") for the Construction of four vessels, identified as Builder's Hull No. 416, to be named DBL-101 (the "EW Vessel"), and Builder's Hulls Nos. 417, 421 and 422, to be named DBL-81, DBL-82 and DBL-102, respectively, (the "K-Sea Vessels" and each a "K-Sea Vessel"; when used collectively with the EW Vessel, the "Vessels"; when used singularly, the "Vessel") to be built in accordance with the Construction Contract.

     B. K-Sea assigned a continuing security interest in all of its right, title and interest in and to the Construction Contract to The CIT
Group/Equipment Financing, Inc. ("CIT") pursuant to a construction contract assignment dated as of July 27, 2001 (the "CIT Assignment") by and between K-Sea and CIT.

     C. In connection with a like-kind exchange transaction, K-Sea assigned all of its rights, title and interest in and to (but not its obligations

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under) the Construction Contract with respect to the EW Vessel to Investment
Property Exchange Services, Inc. ("IPX") pursuant to a Partial Assignment of Rights Under Vessel Construction Agreement (EX-12-2284) dated October 11, 2001 subject and subordinate to the rights of CIT as secured party under the CIT Assignment. IPX and EW Holding entered into an agreement dated October 11, 2001 (the "Exchange Agreement") pursuant to which IPX has agreed to act as an escrow agent for EW Holding and to use funds received by EW Holding to make payments to the Shipyard required under the Construction Contract and to arrange for the Shipyard to deliver Builder's Hull No. 416 and title thereto directly to EW Holding upon completion.

     D. EW Holding will be the sole owner of the EW Vessel and K-Sea will be the sole owner of the K-Sea Vessels, on their respective Delivery Dates.

     E. To aid in financing the Construction of the Vessels, the Shipowners will borrow an aggregate principal amount equal to the sum of eighty-seven and one half percent (87.5%) of the Actual Cost of each of the Vessels, as of the Closing Date. To accomplish such financing, the Shipowners have accepted this Guarantee Commitment subject to the terms and conditions set forth herein.

     F. The Shipowners have entered into the Bond Purchase Agreement providing for the sale and delivery, on the Closing Date, of obligations in four (4) series in the aggregate principal amount of Forty Million Four Hundred Forty-One Thousand United States Dollars (US$40,441,000) to be designated "United States Government Guaranteed Ship Financing Obligations, K-Sea Series 2002-1, 2002-2, 2002-3 and 2002-4" respectively (the "Obligations") having the maturity dates and interest rate set forth herein.

     G. The Authorization Agreement, Contract MA-13780 is intended to be entered into on the Closing Date between the Secretary and the Indenture Trustee and will authorize the Indenture Trustee to endorse and execute, by means of facsimile signature of the Secretary and the facsimile seal of the Department of Transportation, on each of the Obligations issued thereunder and to authenticate a guarantee by the Secretary of the payment in full of all the unpaid interest on, and the unpaid balance of the principal of, each Obligation, including interest accruing between the date of default under such Obligation and the date of payment by the Secretary (individually, a "Guarantee" and, collectively, the "Guarantees").

     H. As security for the Guarantees and the Secretary's Note, the Shipowners will execute and deliver the Security Agreement, Contract No. MA-13781, and the following agreements shall be executed and delivered: the Indenture, the Authorization Agreement, Contract No. MA-13780, the Secretary's Note, the Financial Agreement, Contract MA-13784, the Depository Agreement, Contract No. MA-13785, the Assignment to Construction Contract,

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the IPX Security Assignment, the Exchange Agreement Assignment and the CIT
Consent. EW Holding shall execute and deliver the Ship Mortgage, Contract No. MA-13782, in favor of the Secretary as mortgagee on the Delivery Date of the EW Vessel. K-Sea shall execute and deliver the Fleet Mortgage, Contract No. MA-13783, in favor of the Secretary as mortgagee on the Delivery Date of the first of the K-Sea Vessels to be delivered and shall execute and deliver a supplement to the Fleet Mortgage on the Delivery Date of each other K-Sea Vessel. On each Delivery Date, CIT will execute and deliver a CIT Release discharging its interest in the CIT Assignment and all of the Secretary's Increased Security relating to the delivered Vessel.

                                   WITNESSETH:

     That under the provisions of Title XI of the Merchant Marine Act, 1936, as amended and in consideration of (i) the covenants of the Shipowners contained herein and (ii) other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Secretary hereby commits itself as herein provided.

                                    ARTICLE I
                    FINDINGS AND DETERMINATIONS OF SECRETARY

     Pursuant to Section 1104A(b)(l) of Title XI, the Secretary has approved the Shipowners as responsible and possessing the ability, experience, financial resources and other qualifications necessary to the adequate operation and maintenance of the Vessels.

     Pursuant to Section 1104A(b)(2) of Title XI, the Secretary has determined that the aggregate of the Actual Cost of the Vessels is Forty-Six Million Two Hundred Twenty Thousand Six Hundred Sixteen United States Dollars (US$46,220,616). The Secretary has determined that the Actual Cost of the EW Vessel is Twelve Million Four Hundred Sixty Three Thousand Five Hundred Thirty-Five United States Dollars (US$12,463,535), the Actual Cost of the K-Sea Vessel named DBL-81 is Eleven Million Eight Thousand Two Hundred Thirty-Two United States Dollars (US$11,008,232), the Actual Cost of the K-Sea Vessel named DBL-82 is Ten Million Seven Hundred Fifteen Thousand Nine Hundred Sixty-One United States Dollars (US$10,715,961) and the Actual Cost of the K-Sea Vessel named DBL-102 is Twelve Million Thirty-Two Thousand Eight Hundred Eighty-Eight United States Dollars (US$12,032,888). Prior to the Closing Date, the Secretary, in its discretion, may redetermine the Actual Cost of one or more of the Vessels. On the Closing Date, the aggregate principal amount of the Obligations will not exceed the sum of eighty-seven and one half percent (87.5%) of the Actual Cost of each of the Vessels.

     Pursuant to Sections 1104A(b)(3), 1104A(b)(4) and 1104A(b)(5) of Title XI, the Secretary has determined that: (1) the maturity date of the Obligations is

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satisfactory, (2) payments of principal required by the Obligations are satisfactory and (3) the interest rate to be borne by the Obligations to be issued on the Closing Date is reasonable.

     Pursuant to Section 1104A(d) of Title XI, the Secretary has found that the Shipowners' proposed use of the Vessels will be economically sound.

                                   ARTICLE II
                       COMMITMENT TO GUARANTEE OBLIGATIONS

     The United States, represented by the Secretary, HEREBY COMMITS ITSELF TO GUARANTEE the payment of the unpaid interest on, and the unpaid balance of the principal of, the Obligations, including interest accruing between the date of default under the Obligations and the payment in full of the Guarantees, and, to effect this Guarantee Commitment, hereby commits itself to execute and deliver the Authorization Agreement, Security Agreement, Financial Agreement, and Depository Agreement on the Closing Date pursuant to the terms of the Guarantee Commitment, and to execute and deliver the Ship Mortgage on the Delivery Date of the EW Vessel, the Fleet Mortgage on the Delivery Date of the first of the K-Sea Vessels to be delivered and a supplement to the Fleet Mortgage on the Delivery Date of each other K-Sea Vessels, adding such additional K-Sea Vessel to the Fleet Mortgage.

                                   ARTICLE III

                                 THE OBLIGATIONS

     The Obligations shall be as provided in the Indenture and in the form of the Obligations annexed as Exhibit 2 to the Indenture. The Obligations shall be subject to all of the terms and conditions set forth in the Indenture.

                                   ARTICLE IV
              CONDITIONS TO EXECUTION AND DELIVERY OF THE GUARANTEE

  1. The obligation of the Secretary to execute and deliver the Guarantee on the Closing Date shall be subject to the following conditions unless waived in writing by the Secretary:

     (a)  the Closing Date shall occur on or prior to January 15, 2003;

     (b) the Shipowners and the Shipyard shall have executed and delivered to the Secretary a copy of the Construction Contract, the Assignment to Construction Contract, and the Shipyard shall have executed the Consent of Shipyard;

     (c) the Shipowners shall have executed and delivered the following documents in the form attached hereto: the Security Agreement, Financial

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Agreement, Trust Indenture, Secretary's Note, Obligations, Bond Purchase
Agreement, Depository Agreement and an amendment to K-Sea's limited liability company agreement;

     (d) the Indenture Trustee shall have executed, in the form attached hereto, the Authorization Agreement and Trust Indenture; and the Obligee shall have executed the Bond Purchase Agreement;

     (e)  the following documents shall have been delivered to the Secretary:
(i) one executed counterpart and one copy of the Bond Purchase Agreement and two conformed copies of the Offering Circular; (ii) two executed counterparts of the Indenture; (iii) two specimen copies of the Obligations for each Series; (iv) two executed originals of the legal opinion issued under section (k) of this Article; (v) two copies of the legal opinion delivered to the Obligees pursuant to the Bond Purchase Agreement, (vi) two executed counterparts of the consent of CIT to the K-Sea's assignment of the Construction Contract, in the attached form (the "CIT Consent"); (vii) two executed counterparts of the Assignment to Construction Contract; (viii) two executed counterparts of the Exchange Agreement Assignment in the attached form; (ix) two executed counterparts of the IPX Security Assignment in the attached form and (x) two originals of all other documents delivered by the Shipowners, Indenture Trustee or the Depository in connection with this Closing;

     (f) if any Shipowner intends to operate any of the Vessels in the U.S. domestic trade, such Shipowner and any bareboat charterers of such Vessels shall have furnished to the Secretary on the Closing Date an affidavit complying with the requirements of 46 C.F.R. 355, demonstrating U.S. citizenship;

     (g) each Shipowner shall have executed Officer's Certificates representing and warranting the truth of the following statements as of the Closing Date:

          (i)  each of the representations and warranties set out at Section
     2.01 of the General Provisions of the Security Agreement in Appendix III;
     and

          (ii) each Shipowner is not in violation of any Federal laws having a substantial adverse effect on the interests of the United States of America and that the consummation of the Commitment complies with non-Title XI Federal law.

     (h)  the Secretary shall have received the Guarantee Fee payable under
Section 1104A(e) of Title XI and the Investigation Fee, due under Section 1104A
(f) of Title XI;

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     (i)  each Shipowner shall have complied in all material respects with its agreements under this Guarantee Commitment;

     (j) there shall not have occurred any event which constitutes (or after any period of time or any notice, or both, would constitute) a "Default" under the Security Agreement;

     (k) there shall have been delivered to the Secretary by the Shipowners an opinion of counsel acceptable to the Secretary, in the form annexed hereto as
Schedule 1 which shall include, among other things, an opinion to the effect that: (i) by the terms of the Security Agreement, the Shipowners have granted or caused to be granted to the Secretary a fully perfected, first priority security interest in each of the assets which constitutes the Security (except that only a subordinate security interest in the Construction Contract shall be granted to the Secretary, such subordinate security interest being subject to K-Sea's grant to CIT of a prior security interest over all of K-Sea's right, title and interest to the Construction Contract pursuant to the CIT Assignment with respect to each undelivered Vessel until such Vessel is delivered; and (ii) all filings, recordings, notices and other actions required to perfect the Secretary's interests in the Security and to render such security interests valid and enforceable under applicable State law have been duly effected;

     (l) the Secretary shall have received a letter agreement from the Shipowners to provide the Secretary within a reasonable time after the Closing Date, with eight conformed copies of the Guarantee Commitment and each of the Appendices and Exhibits thereto executed on or prior to such date;

     (m) on the Closing Date, the qualifying requirements set forth in Section 10 of the Financial Agreement shall have been complied with and certified to as required therein; and

     (n) at least ten days prior to the Closing Date, there shall have been delivered to the Secretary, pro forma consolidated balance sheets for K-Sea as of the Closing Date, certified by an officer of K-Sea showing, among other things, all non-Title XI debt of K-Sea.

  2. On the Delivery Date for each Vessel, the Shipowners shall comply with the following conditions and deliver the following instruments to the Secretary, unless waived in writing by the Secretary:

     (a) At or prior to each Delivery Date the Shipowners shall deliver or cause to be delivered to the Secretary an Officer's Certificate (A) from the Shipowner to which the Vessel is delivered to and from the Shipyard, certifying that all non-Title XI loans to such Shipowner relating to such Vessel have been discharged or subordinated satisfactorily to the Secretary, and that such Vessel is free of any claim, lien, charge, mortgage, or other encumbrance of any character except as permitted under Section 2.02(d) of the Security Agreement,

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(B) from both Shipowners certifying there has not occurred and is not then continuing any event which constitutes (or after any period of time or any notice, or both, would constitute) a default under the Security Agreement, (C) from the Shipowner to which the Vessel is delivered to certifying that the delivered Vessel was constructed substantially in accordance with the plans and specifications of the Construction Contract, and (D) from the Shipowner to which the Vessel is delivered to certifying that there have been no unusual occurrences (or a full description of such occurrences, if any) which would adversely affect the condition of the delivered Vessel;

     (b) at least ten days prior to such Delivery Date, the Shipowners shall have provided the Secretary with satisfactory evidence of marine insurance as required by the Security Agreement;

     (c) at or prior to such Delivery Date, the relevant Shipowner shall have delivered to the Secretary (A) an Opinion of Counsel in the form attached hereto, and (B) a certificate of delivery and acceptance from the relevant Shipowner and the Shipyard to the Secretary with respect to the delivered Vessel;

     (d) on or prior to the Delivery Date for the EW Vessel, (A) EW Holding shall have executed and delivered to the Secretary the Ship Mortgage, (B) CIT shall have executed and delivered to the Secretary a release ("CIT Delivery Release") in the attached form discharging all of CIT's prior security interest under the CIT Assignment and the Secretary's Increased Security with respect to the EW Vessel, (C) the Ship Mortgage shall have been recorded in the National Vessel Documentation Center of the U.S. Coast Guard (the "NVDC"), (D) the Secretary shall possess a first priority security interest in the EW Vessel and the Secretary's Security that shall be fully perfected, (E) EW Holding and K-Sea Transportation Corp., a New York corporation ("KTC"), shall have executed and delivered to the Secretary the Bareboat Charter for the EW Vessel in the attached form, (F) EW shall have complied in all respects with Section 2.04 of the Security Agreement, (G) the Shipowners shall have delivered to the Secretary an Opinion of Counsel regarding vessel delivery of the EW Vessel in the form attached hereto and (H) EW Holding shall have executed and delivered a certificate of delivery and acceptance from EW Holding and the Shipyard to the Secretary with respect to the EW Vessel;

     (e) on or prior to the Delivery Date for the first of the K-Sea Vessels to be delivered, (A) K-Sea shall have executed and delivered to the Secretary the Fleet Mortgage, (B) CIT shall have executed and delivered to the Secretary a CIT Delivery Release discharging all of CIT's prior security interest under the CIT Assignment and in the Secretary's Increased Security with respect to such delivered K-Sea Vessel, (C) the Fleet Mortgage shall have been recorded in the NVDC, (D) the Secretary shall possess a first priority security interest in such delivered K-Sea Vessel and in the Secretary's Security that shall be fully

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perfected, (E) K-Sea and KTC shall have executed and delivered to the Secretary the Bareboat Charter for such delivered K-Sea Vessel in the attached form, (F) K-Sea shall have complied in all respects with Section 2.04 of the Security Agreement, (G) the Shipowners shall have delivered to the Secretary an Opinion of Counsel regarding vessel delivery of the first K-Sea Vessel in the form attached hereto and (H) K-Sea shall have executed and delivered to the Secretary a certificate of delivery and acceptance from K-Sea and the Shipyard to the Secretary with respect to such delivered K-Sea Vessel; and

     (f) on or prior to the Delivery Date for each other K-Sea Vessel subsequently delivered, (A) K-Sea shall have executed and delivered to the Secretary a supplement to the Fleet Mortgage adding such K-Sea Vessel as additional collateral, (B) CIT shall have executed and delivered to the Secretary a CIT Delivery Release discharging all of CIT's prior security interest under the CIT Assignment and in the Secretary's Increased Security with respect to such K-Sea Vessel, (C) such supplement shall have been recorded in the NVDC, (D) the Secretary shall possess a first priority security interest in such K-Sea Vessel and in the Secretary's Security that shall be fully perfected,
(E) K-Sea and KTC shall have executed and delivered to the Secretary the Bareboat Charter for such K-Sea Vessel in the attached form, (F) K-Sea shall have complied in all respects with Section 2.04 of the Security Agreement, (G) the Shipowners shall have delivered to the Secretary an Opinion of Counsel regarding vessel delivery of each other K-Sea Vessel in the form attached hereto and (H) K-Sea shall have executed and delivered to the Secretary a certificate of delivery and acceptance from K-Sea and the Shipyard to the Secretary with respect to such K-Sea Vessel.

                                    ARTICLE V
                        VARIATION OF GUARANTEE COMMITMENT

     No variation from the terms and conditions hereof shall be permitted except pursuant to an amendment executed by the Secretary and the Shipowners.

                                   ARTICLE VI
                TERMINATION OR ASSIGNMENT OF GUARANTEE COMMITMENT

     This Guarantee Commitment may be terminated and the parties hereto shall have no further rights or obligations hereunder, upon written notice by the Secretary of the termination of the obligations of the United States pursuant to the Shipowners' failure to satisfy one or more conditions set forth in Article V hereof or upon the Secretary's determination, at or before the Closing Date, or each Delivery Date, as the case may be, that (i) the Shipowners are in violation of Federal law and such violation would have a substantial, adverse effect on the interests of the United States of America or (ii) the consummation of the Commitment would violate non-Title XI Federal

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law. The Shipowners' warranties and representations shall survive the termination of this Guarantee Commitment and the Secretary's issuance of the Guarantees. This Guarantee Commitment may not be assigned by the Shipowners without the prior written approval of the Secretary and any attempt to do so shall be null and void AB INITIO.

                                   ARTICLE VII
                                  MISCELLANEOUS

     (a) The table of contents and the titles of the Articles are inserted as a matter of convenient reference and shall not be construed as a part of this Guarantee Commitment. This Guarantee Commitment may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     (b) For all purposes of this Guarantee Commitment, unless otherwise expressly provided or unless the context shall otherwise require, capitalized terms used herein shall have the meaning given in Schedule X to the Security Agreement.

                                  ARTICLE VIII
                                  GOVERNING LAW

     This Guarantee Commitment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the United States of America, to the extent applicable, and otherwise in accordance with the laws of the State of New York without regard to its conflict of laws provisions (other than Section 5-1401 of the New York General Obligations Law).


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     IN WITNESS WHEREOF, this Commitment to Guarantee Obligations has been executed by the United States and accepted by the Shipowners, all as of the day and year first above written.

                                            UNITED STATES OF AMERICA,
                                            SECRETARY OF TRANSPORTATION

                                            BY: MARITIME ADMINISTRATION


(SEAL)                                      BY:     /s/ Joel C. Richard
                                                 ------------------------
                                                 Secretary
                                                 Maritime Administration

Attest:


  /s/ Sarah Washington
-------------------------
Assistant Secretary
Maritime Administration

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                                            ACCEPTED BY:

                                            K-SEA TRANSPORTATION LLC
                                               as Shipowner


                                            BY: /s/ John J. Nicola
                                               ----------------------------
                                               Name: John J. Nicola
                                               Title: Chief Financial Officer

(SEAL)

Attest:

BY:    /s/ [ILLEGIBLE]
     -----------------------

                                            EW HOLDING CORP.
                                              as Shipowner


                                            BY: /s/ John J. Nicola
                                               ----------------------------
                                               Name: John J. Nicola
                                               Title: Chief Financial Officer

(SEAL)

Attest:

BY:    /s/ [ILLEGIBLE]
     -----------------------